SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 13, 2006

(December 8, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 13, 2006, Dynegy Inc. (“Dynegy” or the “Company”) issued a press release announcing, among other matters, 2007 cash flow and earnings estimates, which are based on the assumption that the proposed combination with LS Power will be completed at the end of the first quarter 2007. A copy of Dynegy’s December 13, 2006 press release is attached hereto as Exhibit 99.1. Dynegy’s management will hold an investor conference call at 8 a.m. ET (7 a.m. CT) on Wednesday, December 13, 2006 to discuss the 2007 cash flow and earnings estimates and the status of the proposed combination with LS Power. A copy of the slides to be presented by Dynegy is attached hereto as Exhibit 99.2. A live simulcast of the conference call, together with the presentation slides, will be available on the Internet in the “News and Financials” section of www.dynegy.com.

The press release and the presentation slides contain certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the slide presentation.

Item 2.06. Material Impairments.

On December 8, 2006, in connection with Dynegy’s ongoing evaluation of its generation assets, the Company concluded that one of its southeast gas-fired peaking facilities was impaired under the guidance set forth in Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Accordingly, Dynegy expects to record a pre-tax, non-cash impairment charge of approximately $40 million during the fourth quarter of 2006. The actual amount recorded could be different based on changes in conditions between now and December 31, 2006.

Item 8.01 Other Events.

Further as mentioned above, the press release and slide presentation provide an update regarding the proposed combination with LS Power.

The press release and slide presentation contain other statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein.

WHERE YOU CAN FIND MORE INFORMATION

Dynegy has filed a preliminary proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders may obtain a copy of the preliminary proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at www.sec.gov. Copies of the proxy statement/prospectus may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants are included in the preliminary proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99.1	Press Release dated December 13, 2006.

99.2	Dynegy Inc. 2007 cash flow and earnings estimates slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: December 13, 2006	By:	/s/ KENT R. STEPHENSON
	Name: Title:	Kent R. Stephenson Senior Vice President

DYNEGY HOLDINGS INC. (Registrant)

Dated: December 13, 2006	By:	/s/ KENT R. STEPHENSON
	Name: Title:	Kent R. Stephenson Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated December 13, 2006.

99.2	Dynegy Inc. 2007 cash flow and earnings estimates slide presentation.